UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws

On April 24, 2024, the Board of Directors of Plug Power Inc., a Delaware corporation (the “Company”), approved and adopted the Company’s Seventh Amended and Restated Bylaws (the “Seventh Amended and Restated Bylaws”), which became effective immediately, solely to reduce the quorum required to hold meetings of the Company’s stockholders. The Seventh Amended and Restated Bylaws reduces the quorum requirement from a majority to one-third of the voting power of the outstanding stock entitled to vote, and present in person or represented by proxy, at the Company’s stockholder meetings.

The Company reduced the quorum requirement to ensure that the Company may achieve quorum at the Company’s subsequent meetings of stockholders. Without the quorum reduction, there is a high likelihood that the Company will not be able to obtain a quorum at future stockholder meetings, which would hinder the Company’s ability to conduct business. The Company’s experience over the last few years is that a significant number of its stockholders do not, either directly or through their brokerage accounts, complete their proxies or otherwise deliver voting instructions. Accordingly, securing a quorum at annual meetings has become a challenge despite the Company’s best efforts to solicit participation of its stockholders, directly and with the assistance of its proxy solicitor. For example, shares representing only 56.2% of the voting power were present at the 2023 annual meeting of the Company’s stockholders and the Company was not able to obtain the required quorum until the day before the scheduled annual meeting of the Company’s stockholders. Similarly, the Company was not able to obtain the required quorum until two days before each of the scheduled 2022 and 2021 annual meetings of the Company’s stockholders. The Company believes that reducing the quorum requirement to one-third of the stock entitled to vote on a proposal will reduce the risk of failing to achieve a quorum for any stockholder meetings, which failure would require the Company to adjourn such meetings and therefore cause the Company to incur additional costs and suffer disruptions to its business. If the stockholder turnout increases at stockholder meetings in the future, the Company will consider returning the quorum requirement to a majority of the stock entitled to vote on a proposal.

No other changes were made to the Seventh Amended and Restated Bylaws. The Company does not anticipate that the reduced quorum requirement will have any effect on the Company’s business, aside from making it easier to hold stockholder meetings.

The foregoing description of the Seventh Amended and Restated Bylaws is only a summary and is subject to, and qualified in its entirety by reference to, the complete text of such document, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Seventh Amended and Restated Bylaws of Plug Power Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: April 26, 2024	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer